EXHIBIT 10.1
                               RIMAGE CORPORATION

                             1992 STOCK OPTION PLAN

                         As amended through May 23, 2001

         The purpose of the Rimage Corporation 1992 Stock Option Plan (the "Plan") is to promote the growth and profitability of Rimage Corporation (the "Company") and its Affiliates by providing its employees and directors with an incentive to achieve long-term corporate objectives, to attract and retain employees and directors of outstanding competence, and to provide such employees and directors with an equity interest in the Company.

         1. STOCK SUBJECT TO PLAN. An aggregate of 3,019,052 shares (the "Shares") of the Common Stock, $.01 par value, of the Company ("Common Stock") may be subject to options granted under the Plan. Such Shares may be authorized but unissued Common Stock or authorized and issued Common Stock that has been or may be acquired by the Company. Shares that are subject to an option which expires or is terminated unexercised shall again be available for issuance under the Plan.

         2. ADMINISTRATION.

                  a. COMMITTEE. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be comprised of two or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  b. POWERS AND DUTIES. The Committee shall have the authority to make rules and regulations governing the administration of the Plan; to select the eligible employees to whom options shall be granted; to determine the type, amount, size, and terms of options; to determine the time when options shall be granted; to determine whether any restrictions shall be placed on Shares purchased pursuant to any option; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations need not be uniform, and may be made by it selectively among persons who are eligible to receive options under the Plan, whether or not such persons are similarly situated. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

         3. ELIGIBILITY. Any employee, director or consultant of the Company or of any of its Affiliates shall be eligible to receive options under the Plan. A persons who has been granted an option under this Plan, or under any predecessor plan, may be granted additional options if the Committee shall so determine. Except to the extent otherwise provided in the agreement evidencing an option, the granting of an option under this Plan shall not affect any outstanding option previously granted under this Plan or under any other plan of the Company or any





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Affiliate. For purposes of the Plan, the term "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan that exceed 100,000 shares during any fiscal year of the Company.

         4. EMPLOYEE STOCK OPTIONS. The Committee may grant to eligible employees stock options which are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and may grant to employees, directors or consultants stock options which are not intended to so qualify ("Nonqualified Options"), or any combination thereof. A stock option granted pursuant to the Plan shall entitle the optionee, upon exercise, to purchase Shares at a specified price during a specified period. Options shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each option shall be subject to the following requirements:

                  a. TYPE OF OPTION. Each option shall be identified in the agreement pursuant to which it is granted as an Incentive Stock Option or as a Nonqualified Option, as the case may be.

                  b. TERM. No option shall be exercisable more than 121 months after the date on which it is granted.

                  c. PAYMENT. The purchase price of Shares subject to an option shall be payable in full at the time the option is exercised. Payment may be made in cash, in shares of Common Stock having an aggregate fair market value on the date of exercise which is not less than the option price, or by a combination of cash and such shares, as the Committee may determine, and subject to such terms and conditions as the Committee deems appropriate.

                  d. OPTIONS NOT TRANSFERABLE. Options shall not be transferable except to the extent permitted by the agreement evidencing such option; provided, that in no event shall any option be transferable by the optionee, other than by will or the laws of descent and distribution. Options shall be exercisable during an optionee's lifetime only by such optionee. If, pursuant to the agreement evidencing any option, such option remains exercisable after the optionee's death, it may be exercised, to the extent permitted by such agreement, by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance, or otherwise by reason of the optionee's death.

                  e. INCENTIVE STOCK OPTIONS. If an option is an Incentive Stock Option, it shall be subject to the following additional requirements:

                           i. The purchase price of Shares that are subject to
                  an Incentive Stock Option shall not be less than 100% of the fair market value of such Shares at the time the option is granted, as determined in good faith by the Committee.



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                           ii. The aggregate fair market value (determined at
                  the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable by the optionee for the first time during any calendar year, under this Plan or any other plan of the Company or any Affiliate, shall not exceed $100,000.

                           iii. An Incentive Stock Option shall not be
                  exercisable more than ten years after the date on which it is granted.

                           iv. The purchase price of Shares that are subject to
                  an Incentive Stock Option granted to an employee who, at the time such option is granted, owns 10% or more of the total combined voting power of all classes of stock of the Company or of any Affiliate shall not be less than 110% of the fair market value of such Shares on the date such option is granted, and such option may not be exercisable more than five years after the date on which it is granted. For the purposes of this subparagraph, the rules of Section 425(d) of the Code shall apply in determining the stock ownership of any employee.

         Subject to the foregoing, options may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine.

         5. AGREEMENTS. Each option granted pursuant to the Plan shall be evidenced by an agreement setting forth the terms and conditions upon which it is granted. Multiple options may be evidenced by a single agreement. Subject to the limitations set forth in the Plan, the Committee may, with the consent of the person to whom an option has been granted, amend any such agreement to modify the terms or conditions governing the option evidenced thereby.

         6. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, combination, or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of Shares subject to an option, in the option price or value of an option, or in the maximum number of Shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional Common Stock or of securities convertible into Common Stock.

         7. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. Subject to the provisions of the agreement evidencing any option, if the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors of the Company shall have the power to make any arrangement it deems advisable with respect to outstanding options and in the number of Shares subject to this Plan, which shall be binding for all purposes of this Plan, including, but not




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limited to, the substitution of new options for any options then outstanding, the assumption of any such options, and the termination of such options.

         8. EXPENSES OF PLAN. The expenses of administering this Plan shall be borne by the Company and its Affiliates.

         9. RELIANCE ON REPORTS. Each member of the Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Affiliates and upon any other information furnished in connection with this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board of Directors be liable for any determination made or other action taken or omitted in reliance upon any such report or information, or for any action taken or omitted, including the furnishing of information, in good faith.

         10. RIGHTS AS STOCKHOLDER. Except to the extent otherwise specifically provided hereon, no recipient of any option shall have any rights as a stockholder with respect to Shares sold or issued pursuant to the Plan until certificates for such Shares have been issued to such person.

         11. GENERAL RESTRICTIONS. Each option granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the Committee:

                  a. the listing, registration, or qualification of any Shares related thereto upon any securities exchange or under any state or federal law;

                  b. the consent or approval of any regulatory body; or

                  c. an agreement by the recipient with respect to the disposition of any such Shares;

is necessary or desirable as a condition of the issuance or sale of such Shares, such option shall not be consummated unless and until such listing, registration, qualification, consent, approval, or agreement is effected or obtained in form satisfactory to the Committee.

         12. EMPLOYMENT RIGHTS. Nothing in this Plan, or in any agreement entered into hereunder, shall confer upon any employee or director the right to continue to serve as an employee or director of the Company or an Affiliate, or affect the right of the Company or an Affiliate to terminate such employee's or director's services at any time, with or without cause.

         13. WITHHOLDING. If the Company proposes or is required to issue Shares pursuant to the Plan, it may require the recipient to remit to it, or may withhold from such option or from the recipient's other compensation, an amount, in the form of cash or Shares, sufficient to satisfy any applicable federal, state, or local tax withholding requirements prior to the delivery of any certificates for such Shares.


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         14. AMENDMENTS. The Board of Directors of the Company may at any time, and from time to time, amend the Plan in any respect, except that no amendment:

                  a. increasing the number of Shares available for issuance or sale pursuant to the Plan (other than as permitted by paragraphs 6 and 7);

                  b. changing the classification of persons eligible to participate in the Plan or the definition of an "Affiliate"; or

                  c. materially increasing the benefits accruing to participants under the Plan;

shall be made without the affirmative vote of stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders' meeting.

         15. EFFECTIVE DATE; DURATION. The Plan initially become effective with respect to 250,000 shares on September 24, 1992, upon its adoption by the Board of Directors of the Company and approval by the shareholders of the Company. The increase in the number of shares subject to the Plan from 250,000 shares to 500,000 shares became effective on December 31, 1993, and was approved by the shareholders on June 5, 1994. The increase in the number of shares subject to the Plan from 500,000 shares to 1,000,000 shares, shall become effective on March 20, 1997, and was approved by shareholders on July 11, 1997. On April 14, 2000, the Board of Directors approved and on May 10, 2000, the shareholders approved increase the number of shares reserved for issuance under this plan by 375,000. On February 14, 2001, the Board of Directors approved an increase of 170,000 in the number of shares authorized under the Plan which increase was approved by shareholders May 23, 2001.

         No options shall be granted under the Plan after the earlier of: (a) the date on which the Plan is terminated by the Board of Directors of the Company; or (b) May 10, 2010. Options outstanding at the termination or expiration of the Plan may continue to be exercised in accordance with their terms after such termination or expiration.